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Exhibit 10.36

Hawaiian Telcom
Performance Compensation Plan

(adopted by the Compensation Committee on March 21, 2011)

I.     Purpose

        The purpose of the Hawaiian Telcom Performance Compensation Plan (the "Plan") is to promote the interests of Hawaiian Telcom Holdco, Inc. and its affiliates (collectively, the "Company") by providing eligible non-union employees in the Company's service with the opportunity to participate in an incentive compensation program under which such employees may be rewarded for their contributions to the Company's success with performance cash awards (the "Plan Awards") upon the attainment of pre-established performance goals (the "Performance Goals"), which may include Company, business unit, and/or individual goals, for a particular fiscal year of the Company (the "Performance Year").

II.    Plan Term

        The Plan shall continue in effect until modified or terminated by the Compensation Committee of the Company's Board of Directors. This Plan supersedes all prior bonus or incentive plans with respect to employees eligible to participate in this Plan or any written or verbal representations regarding bonus or incentive plans.

III.  Administration of the Plan

        The Plan shall be administered by the Compensation Committee of the Board of Directors of the Company (the "Plan Administrator"). The Plan Administrator shall have full and exclusive power, authority, and discretion necessary or appropriate to administer the Plan and to control its operation, including, but not limited to, the power to (i) determine which employees are eligible to participate in the Plan, (ii) determine the terms and conditions of each Plan Award granted under the Plan, including the target bonus amounts and Performance Goals for each Performance Year applicable to the Plan Award, (iii) determine the extent to which Performance Goals are achieved, (iv) determine the amounts to be paid out pursuant to Plan Awards and the timing of such payments, (v) adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith, (vi) amend or modify the Plan and any such rules or provisions of the Plan; and (vii) make such determinations under, and issue such interpretations of, the provisions of the Plan and any outstanding Plan Awards thereunder as it may deem necessary or advisable.

        The Plan Administrator, in its sole discretion and on such terms and conditions as it may provide, may delegate all or part of its authority and powers under the Plan to one or more directors and/or officers of the Company. Decisions of the Plan Administrator, and any delegate thereof pursuant to the provisions of the Plan, shall be final, conclusive, and binding on all parties who have an interest in the Plan or any Plan Award thereunder and shall be given the maximum deference permitted by law.

IV.    Award Eligibility

        Non-union employees of the Company designated by the Plan Administrator to participate in the Plan shall be eligible to receive a payout pursuant to a Plan Award if they (i) have worked a minimum of thirty (30) days during the Performance Year, (ii) were hired prior to December 1 of the Performance Year, and (iii) are actively at work on the Company payroll at the time of payout of the Plan Award. Employees who meet the thirty (30) day minimum service requirement, but who were on a Company-approved leave of absence for a portion of the Performance Year, will be eligible for a pro-rated payout pursuant to a Plan Award based on their earnings while on active work status during such Performance Year.

        Notwithstanding the foregoing, the following are not eligible for payout pursuant to a Plan Award:

  •
  Employees who have received an overall performance appraisal/review rating of "Below Requirements" or "Fails to Meet Expectations" for the last review received prior to payout under a Plan Award.

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  Employees eligible for a sales commission, part-time employees working in a position eligible for Team Performance Awards (TPA), union employees, contractors, temporary workers, and interns.

V.     Plan Award Ranges

        Each eligible non-union employee may receive a Plan Award within the range (in percentage points) of his or her job level salary band, with such incentive ranges (e.g., 0-10%) for each salary band set by the CEO and the Plan Administrator. Incentive ranges shall be reviewed annually by the CEO and the Plan Administrator. Generally, all jobs within the same job level salary band are eligible for the same incentive range, and the incentive range increases with higher job levels reflecting jobs with increasing impact on Company performance. The CEO may, in his sole and absolute discretion, re-allocate, among the Company's senior vice presidents, vice presidents, executive directors and directors, the Plan Awards for such executive officers.

VI.   Performance Year and Performance Goals

        For each Performance Year, the Plan Administrator shall establish the Performance Goals as well as the threshold level of Performance Goals that must be reached before a payout pursuant to any Plan Award will be considered. Company goals may include, but shall not be limited to, one or more objective, measurable performance factors as determined by the Plan Administrator, including, but not limited to: (i) revenue, (ii) adjusted EBITDA, (iii) cash flow, and (iv) customer satisfaction. Such Performance Goals generally shall be established by the Plan Administrator by the end of the first quarter of the applicable Performance Year.

        The Plan Administrator shall establish performance threshold, target, and maximum levels for each Performance Goal and, if applicable, the relative weight assigned to each Performance Goal. If performance falls below the threshold for all Performance Goals, no payout pursuant to the applicable Plan Award will be considered. The thresholds, targets, maximums, and payout formulas may vary from Performance Year to Performance Year.

VII. Calculation of Plan Awards

  A.
  The payout to be made pursuant to any Plan Award shall be calculated using eligible earnings only, consisting of total base earnings, including vacation pay and personal day pay, and pay for approved leaves as determined by the Plan Administrator or delegate thereof pursuant to the provisions of the Plan. Overtime pay and payments pursuant to other incentive programs are not included.

  B.
  Eligible employees who were promoted or transferred during a Performance Year will have the payout pursuant to their Plan Award prorated according to total eligible earnings in each qualified job.

  C.
  If an employee is working as a regular part-time or full-time (hourly paid) non-exempt employee during a Performance Year, the payout pursuant to their Plan Award for such Performance Year shall be calculated based upon the same incentive range for the job level of a full-time exempt employee having a position in the same job level.

VIII.  Payment of Awards

        Payouts pursuant to Plan Awards will be included in the employees' regular paychecks.

IX.   General

  A.
  Nothing in the Plan shall confer upon any participant in the Plan the right to continued employment with the Company, or affect in any way the right of the Company to terminate the Participant's employment at any time, and for any reason, or change the Participant's responsibilities.

  B.
  Plan Award opportunities under the Plan represent unfunded and unsecured obligations of the Company and a holder of any right hereunder in respect of any Plan Award shall have no rights other than those of a general unsecured creditor of the Company.

  C.
  An eligible employee's rights and interests under the Plan, or any amounts payable under the Plan, may not be assigned, pledged, or transferred except, in the event of such employee's death, to a designated beneficiary as may be permitted by the Plan Administrator, or in the absence of such designation, by will or the laws of descent and distribution.

  D.
  The validity, construction, and effect of the Plan, any rules and regulations relating to the Plan, and any Plan Award, shall be determined in accordance with the laws of the State of Hawaii (without giving effect to principles of conflicts of laws thereof).

  E.
  In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

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  Exhibit 10.36
Hawaiian Telcom Performance Compensation Plan (adopted by the Compensation Committee on March 21, 2011)